UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011 (September 29, 2011)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

518 East Broad Street, Columbus, Ohio		43215-3976
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2011, State Auto Financial Corporation (the “Company” or “State Auto Financial”), as borrower, entered into a Credit Agreement (the “New Credit Agreement”) with a syndicate of financial institutions, as lenders party thereto, KeyBank National Association, as Administrative Agent, Lead Arranger, Sole Book Runner and Swingline Lender, and JPMorgan Chase Bank, N.A. and PNC Bank, National Association, as Co-Documentation Agents. The New Credit Agreement provides for a $100.0 million five-year unsecured revolving credit facility (the “New Credit Facility”). During the term of the New Credit Facility, the Company has the right to increase the total facility amount by up to $50.0 million, provided that no event of default has occurred and is continuing. The New Credit Facility is available for general corporate purposes, including working capital, acquisitions and liquidity purposes. The New Credit Facility provides for interest-only payments during its term, with principal due in full at maturity. Interest is based on either the London interbank offered rate or a base rate plus a calculated margin amount. The New Credit Facility replaced the Company’s existing $100.0 million revolving credit facility, which was terminated in connection with entering into the New Credit Agreement. See Item 1.02 below.

The New Credit Agreement contains certain covenants, including financial covenants that require the Company to (i) maintain a minimum net worth and (ii) not exceed a certain debt to capitalization ratio.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entering into the New Credit Agreement, the Company terminated its Credit Agreement dated July 12, 2007, as amended (the “Old Credit Agreement”). The Old Credit Agreement provided the Company with a $100.0 million five-year unsecured revolving credit facility.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information concerning the Company’s new Credit Agreement is set forth in Item 1.01, which information is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated as of September 29, 2011, among State Auto Financial Corporation, as borrower, a syndicate of financial institutions, as the lenders party thereto, KeyBank National Association, as Administrative Agent, Lead Arranger, Sole Book Runner and Swingline Lender, and JPMorgan Chase Bank, N.A. and PNC BANK, National Association, as Co-Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: September 30, 2011	By	/s/ James A. Yano
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of September 29, 2011, among State Auto Financial Corporation, as borrower, a syndicate of financial institutions, as the lenders party thereto, KeyBank National Association, as Administrative Agent, Lead Arranger, Sole Book Runner and Swingline Lender, and JPMorgan Chase Bank, N.A. and PNC BANK, National Association, as Co-Documentation Agents.